Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit 99.2 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2021. Unless the context otherwise requires, the “Company” refers to Planet Labs PBC (“Planet”) (f/k/a dMY Technology Group, Inc. IV) and its subsidiaries after the Closing, and dMY Technology Group, Inc. IV (“dMY IV”) prior to the Closing.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Former Planet and dMY IV adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of October 31, 2021 combines the historical balance sheets of Former Planet and dMY IV on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on October 31, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended October 31, 2021 and year ended January 31, 2021 combine the historical statements of operations of Former Planet and dMY IV for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on February 1, 2020, the beginning of the earliest period presented. Former Planet’s fiscal year ends on January 31, and dMY IV’s fiscal year ends on December 31. Pursuant to the Bylaws, on December 7, 2021, the Board approved a resolution changing the Company’s fiscal year end from December 31 to January 31 of each calendar year, effective as of the same date. The pro forma condensed combined financial information is presented on the basis of Former Planet’s fiscal year (January 31) and combines the historical results of the fiscal periods of Former Planet and dMY IV.

The Business Combination and related transactions contemplated in the Merger Agreement are as follows:

•	the Business Combination;

•	the conversion of Former Planet’s convertible notes for shares of Former Planet’s Class A common stock immediately prior to the Business Combination;

•	the PIPE Investment; and

•	the repayment of Former Planet’s existing debt.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Upon the closing of the Business Combination, public stockholders were offered the opportunity to redeem shares of dMY IV Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account. The unaudited condensed combined pro forma financial statements reflect actual redemptions of 689,670 shares of Class A common stock at approximately $10.00 per share, or $6.9 million in the aggregate.

The following summarizes the pro forma capitalization of the Company immediately after the Business Combination and related transactions:

	Pro Forma Combined
	Number of Shares	%
Former Planet stockholders- Class A Common Stock	173,907,448	66.2%
Former Planet stockholders- Class B Common Stock (1)	21,157,586	8.1%
dMY IV’s public stockholders- Class A Common Stock	33,810,330	12.9%
Holders of dMY IV’s sponsor shares- Class A Common Stock (2)	8,625,000	3.3%
PIPE Investors- Class A Common Stock	25,200,000	9.6%

Pro Forma Common Stock (3)	262,700,364	100.0%

(1)

The Planet Class B common stock will have substantially the same rights and privileges as the Planet Class A common stock but the Planet Class B common stock will carry 20 votes per share until the earlier of (a) the 10-year anniversary of the Closing and (b) the date that is six months after the date that such Planet Founder no longer provides services to Planet as a director, executive officer, member of the senior leadership team or other full-time employee with an on-going substantial role at Planet, at which time such shares will convert to Planet Class A common stock. Shares of Planet Class B common stock held by a Planet Founder shall also automatically convert into shares of Planet Class A common stock immediately (x) following the transfer of such shares of Planet Class B common stock to a person other than a qualified stockholder of such Planet Founder, (y) on the date that such Planet Founder is terminated for cause, or (z) upon such Planet Founder’s death or mental incapacity. Recipients of the Planet Class B common stock owned a majority of the voting interest of Former Planet prior to the Business Combination.

(2)

Includes 862,500 shares of Planet Class A common stock subject to certain vesting restrictions pursuant to the Lock-up Agreement entered by the Sponsor. For illustrative purposes, the Company has elected to show the Founder Shares subject to future vesting as part of the capitalization table as the Sponsor shall have full ownership rights, including the right to vote such shares and to receive dividends and distributions thereon, while the shares subject to future vesting are held in escrow.

(3)	The capitalization excludes the following:

•	43,213,397 unexercised Former Planet stock options

•	65,595 unexercised Former Planet warrants

•	5,688,135 unvested Former Planet restricted stock units

•	26,998,540 shares issuable as Contingent Consideration

•	6,900,000 unexercised Planet public warrants

•	5,933,333 unexercised Planet private place warrants

Former Planet was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	Former Planet’s existing stockholders has the greatest voting interest in the combined entity with approximately 90% of the voting interest;

•	Former Planet has the ability to nominate a majority of the members of the Board of Directors of the combined entity;

•	Former Planet’s senior management is the senior management of the combined entity; and

•	Former Planet is the larger entity based on historical operating activity and has the larger employee base.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby dMY IV was treated as the acquired company and Former Planet was treated as the acquirer.

Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Former Planet issuing stock for the net assets of dMY IV, accompanied by a recapitalization. The net assets of dMY IV are stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Former Planet.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF OCTOBER 31, 2021

(in thousands)

	As of October 31, 2021	As of September 30, 2021	Transaction Accounting Adjustments (Note 3)		As of October 31, 2021
	Former Planet (Historical)	dMY IV (Historical)			Pro Forma Combined
Assets
Cash and cash equivalents	$58,989	$76	$345,099	(a)	$527,779
			(12,075)	(b)
			(42,323)	(c)
			252,000	(d)
			(67,088)	(l)
			(6,899)	(m)
Accounts receivable, net	15,177	—			15,177
Prepaid expenses and other current assets	19,068	475			19,543

Total current assets	93,234	551	468,714		562,499
Investment held in Trust Account	—	345,099	(345,099)	(a)	—
Property and equipment, net	138,011	—			138,011
Capitalized internal-use software, net	10,473	—			10,473
Goodwill	88,393	—			88,393
Intangible assets, net	4,832	—			4,832
Restricted cash, non-current	5,749	—			5,749
Other non-current assets	8,977	—	(6,310)	(c)	2,667

Total assets	349,669	345,650	117,305		812,624

Liabilities
Accounts payable	7,059	123			7,182
Accrued and other current liabilities	28,642	4,164	(1,156)	(c)	28,186
			(3,464)	(c)
Deferred revenue	47,013	—			47,013
Liability from early exercise of stock options	17,032	—			17,032
Convertible notes, at fair value	109,953	—	(109,953)	(g)	—
Preferred stock warrant liability	14,047	—	(6,708)	(h)	7,339
Debt, net of discount	64,972	—	(64,972)	(l)	—

Total current liabilities	288,718	4,287	(186,253)		106,752
Deferred legal fees	—	2,361	(2,361)	(c)	—
Derivative warrant liabilities	—	34,470			34,470
Deferred underwriting commissions	—	12,075	(12,075)	(b)	—
Deferred revenue	7,976	—			7,976
Deferred hosting costs	13,141	—			13,141
Deferred rent	1,354	—			1,354
Other non-current liabilities	1,287	—			1,287

Total liabilities	312,476	53,193	(200,689)		164,980

Commitments and contingencies
Class A common stock subject to possible redemption	—	345,000	(345,000)	(e)	—
Stockholders’ equity
Convertible preferred stock	2	—	(2)	(i)	—
Common Stock
Class A	—	—	3	(d)	24
			3	(e)
			1	(f)
			17	(i)
			—	(m)
Class B	—	1	(1)	(f)	2
			2	(i)
Former Planet Common Stock	1	—	(1)	(i)	—
Additional paid-in capital	766,150	—	(7,000)	(c)	1,386,019
			(18,523)	(c)
			251,997	(d)
			344,997	(e)
			109,953	(g)
			6,708	(h)
			(16)	(i)
			(66,807)	(j)
			5,459	(k)
			(6,899)	(m)
Accumulated other comprehensive income	2,104	—	—		2,104
Accumulated deficit	(731,064)	(52,544)	(14,263)	(c)	(740,505)
			(1,866)	(c)
			66,807	(j)
			(5,459)	(k)
			(2,116)	(l)

Total stockholders’ equity	37,193	(52,543)	662,994		647,644

Total liabilities and stockholders’ equity	$349,669	$345,650	$117,305		$812,624

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED OCTOBER 31, 2021

(in thousands, except share and per share data)

	Nine Months Ended October 31, 2021	Nine Months Ended September 30, 2021	Transaction Accounting Adjustments (Note 3)		Nine Months Ended October 31, 2021
	Former Planet (Historical)	dMY IV (Historical)			Pro Forma Combined
Revenue	$94,063	$—			$94,063
Cost of revenue	59,757	—	238	(gg)	60,788
			793	(ii)

Gross profit	34,306	—	(1,031)		33,275
Operating expenses
Research and development	39,521	—	1,586	(gg)	46,389
			5,282	(ii)
Sales and marketing	33,691	—	678	(gg)	36,627
			2,258	(ii)
General and administrative	31,939	7,452	(70)	(aa)	48,170
			2,044	(gg)
			6,805	(ii)

Total operating expenses	105,151	7,452	18,583		131,186

Loss from operations	(70,845)	(7,452)	(19,614)		(97,911)

Other income (expense)
Interest expense	(7,750)	—	7,750	(ee)	—
Income from investments held in Trust Account	—	99	(99)	(bb)	—
Loss upon issuance of private placement warrants	—	(14,062)			(14,062)
Offering costs associated with derivative warrant liabilities	—	(711)			(711)
Change in fair value of derivative warrant liabilities	—	705			705
Change in fair value of convertible notes and warrant liabilities	(11,429)	—	8,741	(cc)	(4,383)
			(1,695)	(dd)
Other income(expense), net	(313)	—			(313)

Total other income (expense)	(19,492)	(13,969)	14,697		(18,764)

Loss before provision for income taxes	(90,337)	(21,421)	(4,917)		(116,675)
Provision for income taxes	822	—	(1,229)	(ll)	(407)

Net loss	$(91,159)	$(21,421)	$(3,688)		$(116,268)

Basic and diluted weighted average shares outstanding	30,264,402				261,837,864
Basic and diluted net loss per share	$(3.01)				$(0.44)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JANUARY 31, 2021

(in thousands, except share and per share data)

	Year Ended January 31, 2021	For the period from December 15, 2020 (inception) through December 31, 2020	Transaction Accounting Adjustments (Note 3)		Year Ended January 31, 2021
	Former Planet (Historical)	dMY IV (Historical)			Pro Forma Combined
Revenue	$113,168	$—			$113,168
Cost of revenue	87,383	—	318	(gg)	89,044
			286	(hh)
			1,057	(ii)

Gross profit	25,785	—	(1,661)		24,124
Operating expenses:
Research and development	43,825	—	2,115	(gg)	54,887
			1,905	(hh)
			7,042	(ii)
Sales and marketing	37,268	—	904	(gg)	41,997
			814	(hh)
			3,011	(ii)
General and administrative	32,134	1	2,725	(gg)	46,388
			2,454	(hh)
			9,074	(ii)

Total operating expenses	113,227	1	30,044		143,272

Loss from operations	(87,442)	(1)	(31,705)		(119,148)

Other income (expense)
Debt extinguishment gain (loss)	673	—	(2,116)	(ff)	(1,443)
Interest expense	(9,447)	—	9,447	(ee)	—
Change in fair value of convertible notes and warrant liabilities	(30,053)	—	25,139	(cc)	(1,014)
			3,900	(dd)
Offering costs	—	—	(1,866)	(jj)	(16,129)
			(14,263)	(kk)
Other income (exepnse), net	239	—	—		239

Total other income (expense)	(38,588)	—	20,241		(18,347)

Loss before provision for income taxes	(126,030)	(1)	(11,464)		(137,495)
Provision for income taxes	1,073	—	(2,866)	(ll)	(1,793)

Net loss	$(127,103)	$(1)	$(8,598)		$(135,702)

Basic and diluted weighted average shares outstanding	28,863,607				261,837,864
Basic and diluted net loss per share	$(4.40)				$(0.52)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby dMY IV was treated as the acquired company and Former Planet was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Former Planet issuing stock for the net assets of dMY IV, accompanied by a recapitalization. The net assets of dMY IV were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Former Planet.

The unaudited pro forma condensed combined balance sheet as of October 31, 2021 gives pro forma effect to the Business Combination and related transactions as if they had been consummated on October 31, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended October 31, 2021 and year ended January 31, 2021 give pro forma effect to the Business Combination and related transactions as if it had been consummated on February 1, 2020. Former Planet’s fiscal year ends on January 31, and dMY IV’s fiscal year ends on December 31. Pursuant to the Bylaws, on December 7, 2021, the Board approved a resolution changing the Company’s fiscal year end from December 31 to January 31 of each calendar year, effective as of the same date. The pro forma condensed combined financial information is presented on the basis of Former Planet’s fiscal year (January 31) and combines the historical results of the fiscal periods of Former Planet and dMY IV.

The unaudited pro forma condensed combined balance sheet as of October 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Former Planet’s unaudited condensed consolidated balance sheet as of October 31, 2021 and the related notes included in Exhibit 99.1 to the Form 8-K; and

•	dMY IV’s unaudited condensed balance sheet as of September 30, 2021 and the related notes included in its Quarterly Report on Form 10-Q/A filed on November 26, 2021.

The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•

Former Planet’s unaudited condensed consolidated statement of operations and comprehensive loss for the nine months ended October 31, 2021 and the related notes included in Exhibit 99.1 to the Form 8-K; and

•	dMY IV’s unaudited condensed statement of operations for the nine months ended September 30, 2021 and the related notes included in its Quarterly Report on Form 10-Q/A filed on November 26, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Former Planet’s audited consolidated statement of operations and comprehensive loss for the year ended January 31, 2021 and the related notes included in the Proxy Statement/Prospectus; and

•	dMY IV’s audited statement of operations for the period from December 15, 2020 (inception) through December 31, 2020 and the related notes included in the Proxy Statement/Prospectus .

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and related transactions.

The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Former Planet and dMY IV.

2.	Accounting Policies and Reclassifications

Following the completion of the Business Combination, management will perform a comprehensive review of Former Planet’s and dMY IV’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred on February 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of October 31, 2021, are as follows:

(a)	Reflects the reclassification of investment held in the trust account that became available following the Business Combination.

(b)	Reflects the settlement of $12.1 million in deferred underwriting commissions.

(c)

Represents transaction costs expected to be incurred by Former Planet and dMY IV of approximately $20.39 million and $27.09 million, respectively, for legal, financial advisory and other professional fees. The dMY IV transaction costs exclude the deferred underwriting commissions as described in Note 3(b) above.

For the Former Planet transaction costs:

•	$1.16 million was deferred in other non-current assets and accrued in accrued and other current liabilities as of October 31, 2021;

•	$5.15 million was deferred in other non-current assets and paid by Former Planet as of October 31, 2021;

•	$15.24 million was reflected as a reduction of cash, which represents Former Planet’s transaction costs less the amounts previously paid by Former Planet;

•	$18.52 million were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in additional paid-in capital; and

•

$1.87 million were not capitalized as part of the Business Combination and reflected as a decrease in accumulated deficit. The costs expensed through accumulated deficit, which include amounts allocated to the public warrant and private placement warrant liabilities of dMY IV assumed as part of the Business Combination, are included in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 as discussed in Note 2(jj) below.

For the dMY IV transaction costs:

•	$3.46 million was accrued by dMY IV in accrued expenses and recognized in expense as of September 30, 2021;

•	$2.36 million was accrued by dMY IV in deferred legal fees and recognized in expense as of September 30, 2021;

•	$27.09 million was reflected as a reduction of cash;

•

$7.00 million represents equity issuance costs related to the PIPE Investment and was capitalized and offset against the proceeds from the PIPE Investment and reflected as a decrease in additional paid-in capital; and

•

$14.26 million was reflected as an adjustment to accumulated deficit, which represents the total dMY IV transaction costs less: (1) $7.00 million capitalized and offset against the proceeds from the PIPE Investment; and (2) $5.83 million previously recognized by dMY IV as of September 30, 2021. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 as discussed in Note 2(kk) below.

(d)	Reflects proceeds of $252.0 million from the issuance and sale of 25,200,000 shares of Class A Common Stock at $10.00 per share in the PIPE Investment pursuant to the Subscription Agreements.

(e)	Reflects the reclassification of $345.0 million of Class A Common Stock subject to possible redemption to permanent equity.

(f)	Reflects the conversion of Class B Common Stock held by the Sponsor into Class A Common Stock.

(g)	Reflects the conversion of Former Planet convertible notes and accrued interest into 6,905,761 shares of Former Planet common stock immediately prior to the Business Combination.

(h)	Reflects the exercise of certain Former Planet warrants into 1,943,057 shares of Former Planet common stock immediately prior to the Business Combination.

(i)

Reflects the recapitalization of Former Planet equity comprised of 85,682,990 shares of Former Planet preferred stock and 35,071,408 shares of Former Planet common stock, including shares issued in adjustments 3(g) and 3(h), into 173,907,448 shares of the Company’s Class A Common Stock and 21,157,586 shares of the Company’s Class B Common Stock. Shares of Former Planet preferred stock and Former Planet common stock were exchanged for shares the Company’s common stock at the closing of the Business Combination pursuant to the contractual terms in the Merger Agreement.

(j)	Reflects the elimination of dMY IV’s historical accumulated deficit after recording the transaction costs to be incurred by dMY IV as described in Note 3(c) above.

(k)

Represents stock-based expense associated with certain Former Planet restricted stock units that vested upon the consummation of the Business Combination. These costs expensed through Accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 as discussed in Note 2(hh) below.

(l)

Represents the repayment of Former Planet’s existing debt for approximately $67.1 million, including repayment fees associated with the debt of approximately $2.0 million. The difference between cash proceeds and the carrying value of Former Planet’s debt is recorded as debt extinguishment loss and recorded as a decrease to Accumulated deficit. The debt extinguishment loss recorded through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 as discussed in Note 2(ff) below.

(m)

Represents redemptions of 689,670 shares of dMY IV Class A Common Stock for $6.9 million allocated to Class A common stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.00 per share.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended October 31, 2021 and year ended January 31, 2021 are as follows:

(aa)

Represents pro forma adjustment to eliminate historical expenses related to dMY IV’s office space, secretarial and administrative support services paid to the Sponsor, which terminated upon consummation of the Business Combination.

(bb)	Represents pro forma adjustment to eliminate income from investments held in Trust Account.

(cc)	Reflects the elimination of the change in fair value of Former Planet’s convertible notes, which converted into Former Planet common stock immediately prior to the Business Combination.

(dd)	Reflects the elimination of the change in fair value of certain Former Planet warrants, which were exercised into shares of Former Planet common stock immediately prior to the Business Combination.

(ee)

Reflects the elimination of interest expense related to Former Planet’s convertible notes and debt, which either converted into Former Planet common stock as described in Note 3(g) above or was repaid as described in Note 3(l) above.

(ff)

Represents pro forma adjustment to recognize the debt extinguishment loss related to the repayment of Former Planet’s existing debt as discussed in Note 3(l) above. The loss is reflected as if incurred on February 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(gg)

Reflects the amortization of estimated stock-based expense associated with stock-based awards granted as part of the Business Combination. A portion of the Contingent Consideration is subject to continued service requirements by employees to receive shares issuable pursuant to the Contingent Consideration provisions. These shares were determined to be within scope of Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”). Compensation expense for awards with market conditions is recognized over the requisite service period and is not reversed if the market condition is not met.

(hh)

Represents stock-based expense associated with certain Former Planet restricted stock units that vested upon the consummation of the Business Combination. These costs are reflected as if incurred on February 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(ii)

Reflects the amortization of estimated stock-based expense associated with unvested restricted stock units previously granted by Former Planet, which are subject to vesting based upon both a service-based requirement and a liquidity event requirement. Upon the consummation of the Business Combination, the liquidity event requirement was met and the Company will amortize stock-based compensation expense associated with the unvested restricted stock units over the remaining requisite service period.

(jj)

Reflects Former Planet transaction costs of $1.87 million allocated to the public warrant and private placement warrant liabilities that were assumed as part of the Business Combination. These costs are reflected as if incurred on February 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(kk)

Reflects dMY IV transaction costs that were expensed upon the closing of the Business Combination. These costs are reflected as if incurred on February 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(ll)	Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated combined statutory tax rate of 25.0%.

4. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since February 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

	Nine Months Ended October 31, 2021	Year Ended January 31, 2021
Pro forma net loss (in thousands)	$(116,268)	$(135,702)
Weighted average shares outstanding, basic and diluted	261,837,864	261,837,864
Net loss per share, basic and diluted (2)	$(0.44)	$(0.52)

Weighted average shares calculation, basic and diluted
dMY IV’s public stockholders	33,810,330	33,810,330
Holders of dMY IV sponsor shares (1)	7,762,500	7,762,500
PIPE Investors	25,200,000	25,200,000
Former Planet stockholders - Class A	173,907,448	173,907,448
Former Planet stockholders - Class B	21,157,586	21,157,586

	261,837,864	261,837,864

(1)

The pro forma basic and diluted shares of the holders of dMY IV shares exclude 862,500 shares of Class A common stock subject to certain vesting restrictions pursuant to the Lock-up Agreement entered by the Sponsor. These shares are considered contingently issuable shares for which the milestones have not yet been achieved.

(2)	The pro forma basic and diluted shares exclude the following because including them would be antidilutive:

•	43,213,397 unexercised Former Planet stock options

•	65,595 unexercised Former Planet warrants

•	5,688,135 unvested Former Planet restricted stock units

•	26,998,540 shares issuable as Contingent Consideration

•	6,900,000 unexercised Planet public warrants

•	5,933,333 unexercised Planet private place warrants